CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Annual Report of Form 10-KSB of Peoples Financial Corp., Inc. of our report dated February 13, 1998, included in the Peoples Financial Corp., Inc. and Subsidiary Consolidated Financial Statements - December 31, 1997, 1996 and 1995.



/s/ Edwards Leap & Sauer

March 20, 1998
Pittsburgh, Pennsylvania